CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-26351) of MicroAge, Inc. of our report dated April 27, 1998 appearing in this Form 11-K.

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Phoenix, Arizona
April 27, 1998